WORLDCOM

                                    WHOLESALE
                            MASTER SERVICES AGREEMENT

                    This WHOLESALE MASTER SERCVICES AGREEMTN

Between  SWIFTNET LTD
(the "Customer") and WorldCom International Limited ("WorldCom") (together, the "Parties"), in addition to the relevant Service Order(s) issued and accepted in accordance with this Agreement, establishes the terms and conditions under which terms and conditions the Parties hereby agree.



Parties


Customer:                                     WorldCom:

Office Address:                               Office Address:
Britannia House
960 High Road                                 10 Fleet Place
London N12 9RY                                London
                                              EC4M 7RB

                                              Registered No:  2776038


Address for Notices:                          Address For Notices:

As above                                      As above, for the attention of the
                                              International Commercial Contracts
                                              Manager







Terms and Conditions

1.       Definitions

     1.1 In this Agreement the following terms and phrases shall have the following meanings: "Acceptance Date" shall mean the date on which the Customer accepts or is deemed to accept the Service in accordance with Clause 3. "Acceptance Tests" shall mean the tests to be carried out by WorldCom pursuant to Clauses 3.1 and 3.4. "Act" shall mean the Telecommunications Act 1984. "Agreement" shall mean this Wholesale Master Services Agreement together with any Service Orders and annexes hereto. "Business Day" shall mean every day excluding Saturdays, Sundays and national holidays in England. "Business Hours" shall mean the hours between 0800 to 1830 every Business Day. "Charges" shall mean the charges payable by the Customer to WorldCom for the Service as set out in the relevant Service Order and revised from time to time in accordance with Clause 4.3. "Confidential Information" shall mean all information (in whatever format) designated as such by either Party together with all such other information which relates to the business, affairs, customers, products, developments, trade secrets, know-how and personnel of either Party and which may reasonably be regarded as the confidential information of the disclosing Party. "Customer Equipment" shall mean equipment, systems, cabling and facilities provided by the Customer and used in conjunction with the Service Equipment in order to obtain the Service. "Customer Site" shall mean a site specified in a Service Order at which the Service is to be provided. "Emergency Works" shall have the same meaning as is given to emergency works in the Telecommunications Code. "Fault" shall mean a material defect, fault or impairment in a Service which causes an interruption in the provision of that Service. "Force Majeure Event" shall mean any cause beyond a Party's reasonable control affecting the performance of its obligations hereunder including but not limited to fire, flood, explosion, accident, war, strike, embargo, governmental requirement, civil or military authority, Act of God, inability to secure materials, industrial disputes and acts or omissions of other providers of telecommunications services. "Network" shall mean the telecommunication system(s) that WorldCom has the right to run under the Act. "Ready for Service Notification" means a notification supplied in accordance with Clause 3.1 or 3.4 by WorldCom to the Customer on successful completion of the Acceptance Tests. "Service" shall mean the specific switched telecommunications service supplied by WorldCom to the Customer as described in the relevant Service Order. "Service Equipment" shall mean the equipment, systems, cabling and facilities provided by WorldCom at the Customer Site in order to make available the Service to the Customer including Telecommunications Apparatus, Service Equipment shall not include the Network or any equipment which is the subject of a separate supply contract between WorldCom and the Customer. "Service Order" shall mean a request for Service delivered by the Customer to WorldCom and accepted by WorldCom in accordance with Clause 2.2. "Service Term" shall mean in relation to any particular Service (unless otherwise stated in the relevant Service Order) one year from the Acceptance Date. "Telecommunication Apparatus" shall have the same meaning as is given to that expression in the Telecommunications Code. "Telecommunications Code" shall mean the Code set out at Schedule 2 of the Act. "WorldCom Affiliate" shall mean any company of which WorldCom is a Subsidiary and any Subsidiary of such company and any Subsidiary of WorldCom, the term "Subsidiary" having the meaning ascribed thereto in Sections 736 and 736A of the Companies Act 1985.

     1.2 Reference in this Agreement to any statute or statutory provision include, unless the context otherwise requires, references to that statute or provision as from time to tome amended, extended or re-enacted.

2.  Service

     2.1 The Customer may from time to time deliver to WorldCom Service Orders on the terms of this Agreement. Any Service Orders shall be in the form specified from time to time by WorldCom and notified to the Customer or such other form as the Customer may deliver to WorldCom and WorldCom may in its discretion accept.

     2.2 Each Service Order shall be binding on both parties only after it is accepted and signed by WorldCom, such acceptance to include the carrying out of credit checks pursuant to Clause 4.8. In the event of any inconsistency between a Service Order and this Agreement, the Service Order shall take precedence.

     2.3   WorldCom   reserves  the  right  to  use   WorldCom   Affiliates   or
subcontractors to eprform some or all of its duties and/or obligations hereunder.

     2.4 Subject to the provisions of Clauses 2.5 and 2.6 the Customer may resell the Services to third parties. 2.5 The Customer shall not in its dealings with third parties: 2.5.1 except with WorldCom's prior written consent, refer to WorldCom in any marketing or services literature; 2.5.2 purport to act on behalf of or represent itself as acting on behalf of WorldCom. 2.5.3 Seek to resell the Service to other WorldCom customers.

     2.6 The Customer shall indemnify WorldCom and shall hold WorldCom harmless against any claims or proceedings brought by third parties against WorldCom in respect of the resale of the Services by the Customer to such third parties.

3.   Acceptance Tests

     3.1 Prior to the provision of the Service, WorldCom shall conduct such Acceptance Tests as it considers to be appropriate and upon successful completion of such Acceptance Tests shall deliver to the Customer a Ready for Service Notification. 3.2 The Customer shall, within seven (7) days of delivery to it of a Ready for Service Notification in accordance with Clauses 3.1 or 3.4, notify WorldCom of any Fault.

     3.3 In the event that the Customer fails to notify WorldCom of any Fault with the Service in accordance with Claus 3.2 it shall be deemed to have accepted the Service on the date of delivery to it of the Ready for Service Notification. 3.4 In the event that the Customer notifies WorldCom of a Fault in accordance with Clause 3.2, WorldCom shall use all reasonable endeavours to rectify the Fault and upon such rectification shall conduct Acceptance Tests and deliver to the Customer a further Ready for Service Notification in relation to that Service in accordance with this Clause 3.

4.  Payment

     4.1 The Customer shall be liable for the Charges from the Acceptance Date in accordance with this Clause 4. 4.2 WorldCom shall be entitled to increase the Charges by written notice to the Customer.

     4.2.1 at any time upon the expiry of a seven (7) day period following delivery of such notice;

     4.2.2. in accordance with Clauses 4.7 and 4.11.1.

     4.3 Charges shall accrue from the date on which the Customer commences use of the Service and may be invoiced monthly in arrears. 4.4 All invoices shall be paid within one month of the date thereof.

     4.5 All sums due to WorldCom are exclusive of value added tax and any other applicable sales tax or duty which shall be invoiced and payable at the prevailing rate. 4.6 Interest shall accrue on overdue invoices from the due date until payment (whether before or after judgment) at the annual rate of two (2) percent above the base lending rate from time to time of the Royal Bank of Scotland Plc. Interest shall accrue notwithstanding termination of this Agreement for whatever reason.

     4.7 If there is a minimum spend commitment contained in a Service Order the Customer agrees to meet such commitment in respect of each period of minimum spend commitment except where and to the extent that failure to meet such commitment is as a result of WorldCom's negligence or breach of this Agreement. Failure to meet such minimum spend commitment shall, in addition to constituting a material breach of this Agreement, entitle WorldCom to increase the Charges for that Service with effect from the commencement of the relevant period to the prevailing WorldCom standard wholesale rate.

     4.8 WorldCom reserves the right to carry out a credit check against the Customer prior to the acceptance by WorldCom of any Service Order in accordance with Clause 2.2 and subsequent to the carrying out of such credit check may request from the Customer a cash deposit or letter of credit in a form to be approved by WorldCom and issued by a bank acceptable to lit in an amount not exceeding the total Charges which WorldCom might reasonably expect the Customer to incur during the Service Term.

     4.9 In the event that the Charges incurred by the Customer and remaining unpaid during any three (3) month period shall exceed the amount of any initial deposit or letter of credit provided by the Customer to WorldCom in accordance with this Claus 4. WorldCom may request an additional amount by way of cash deposit or letter of credit, acceptable to WorldCom, such that the total amount of any cash deposit or letter of credit shall not exceed the total Charges which WorldCom might reasonably expect the Customer to incur during any twelve (12) month period.

     4.10 The Customer acknowledges that any failure by it to comply with any request made by WorldCom under Clauses 4.8 or 4.9 shall constitute a material breach of this Agreement. 4.11 In the event that the Customer fails to make payment in accordance with Clause 4.4 of invoices delivered to it under Clause
4.3 WorldCom shall be entitled in addition to any remedy which it might have under this Agreement or otherwise at law:

     4.11.1 where applicable in respect of any Service forthwith to increase the Charges to the prevailing WorldCom standard wholesale rate for such Service;

     4.11.2 to set off any sums owing to it against any cash deposit or letter of credit provided to WorldCom in accordance with this Clause 4;

     4.11.3 to terminate this Agreement in accordance with Claus 11.5



5.Service Maintenance

Except in the case of Emergency Works, WorldCom shall give no less than seven(7) days prior written notification to the Customer of all scheduled Service maintenance , alterations or suspensions which shall affect the Customer. Wherever possible WorldCom shall endeavour to perform these activities outside Business Hours and in such a way as to minimise any interruption in the provision of Services.

6.Fault Resolution

     6.1 Worldom shall use all reasonable endeavours to correct any Fault of which it is notified as possible.

     6.2 For the purposes of this Clause 6, a Fault shall be deemed to have commenced upon the notification of the Fault to WorldCom.

     6.3 The Customer may terminate a Service by notice to WorldCom, such notice to take effect upon the expiry of one Business Day, in the event of the occurrence in relation to any Service provided thereunder. 6.3.1of a single Fault affecting that Service for a continuous period of eight(8) hours; 6.3.2during any continuous twelve(12) month period, of Faults which, taken cumulatively, affect that Service for a period exceeding twenty-four(24) hours.

     6.4 For the purposes of this Clause 6, a Fault shall not be deemed to have occurred where such Fault is caused by the act or omission of the Customer, Force Majeure Events, Service suspensions for Emergency Works pursuant to Clause 8 or the failure or malfunction of Customer Equipment.

     6.5 The Customer shall pay all reasonable costs incurred by WorldCom in remedying any Fault which is attributable to: (i) the negligence, wilful act, omission, breach, or fault of the Customer or its agents, or (ii) the failure or malfunction of Customer Equipment.

7.Relocation

The Customer may request the provision of a Service at an additional or substitute Customer Site by delivering to WorldCom an appropriate Service Order.

8.Service  Suspension

     8.1 WorldCom may, in its sole discretion and without prejudice to any right it might have to terminate the Agreement, elect to suspend forthwith provision of the Service until further notice in the event that (i) WorldCom is entitled to terminate this Agreement; or (ii) WorldCom is obliged to comply with an order, instruction or request of government, an emergency service organisation or other competent administrative authority which affects its ability to provide the Service, or (iii) WorldCom needs to carry out Emergency Works to the Network or Service Equipment.

     8.2 In the event that WorldCom exercises its right to suspend the Service pursuant to Clause 8.1 it shall, whenever reasonably practicable, give prior notice to the Customer, which notice shall state the grounds of such suspension together with an estimate of the anticipated duration of such suspension. WorldCom shall use all reasonable endeavours to resume provision of the Service as soon as possible.

     8.3 In the event that the Service, is suspended as a consequence of the breach, fault, act or omission of the Customer, the Customer shall pay to WorldCom all reasonable costs and expenses incurred by the implementation of such suspension and/or recommencement of the provision of the Service and WorldCom may recover any other losses suffered as a result of such breach, fault, act or omission. 8.4WorldCom shall not be liable for any loss, damage or inconvenience suffered by the Customer as a result of any suspension pursuant to Clause 8.1 save where the circumstances set out in Clause 8.1 are solely attributable to the negligence of WorldCom.

9.Warranties

     9.1 In performing its obligations under this Agreement, WorldCom shall at all times exercise the reasonable skill and care of a competent public telecommunications operator.

     9.2 There are no warranties, representations or agreements, expressed or implied either by operation of law, statutory or otherwise, except those expressly set forth herein and any such implied warranties are expressly excluded.

10.Liability

     10.1 Subject to Clause 10.4 and notwithstanding anything else in this Agreement, each Party's liability to the other in contract, tort (including negligence or breach of statutory duty) or otherwise under or arising in connection with this Agreement shall be limited to:

     10.1.1 (pound)1,000,000 (one million pounds) per event or series of connected events; and 10.1.2 (pound)2,000,000 (two million pounds) in any twelve month period.

     10.2 Norwithstanding anything else in this Agreement, neither Party shall in any event be liable to the other in contract, tort (including negligence or breach or statutory duty) or otherwise for indirect or consequential losses under or arising in connection with Agreement including, but not limited to, harm, lost revenues, loss of anticipated savings or lost profits.

     10.3 Should any limitation or provision contained in this Clause 10 be held invalid under any applicable statute or rule of law it shall to that extent be deemed omitted. 10.4Nothing in this Agreement shall serve to limit either Party's liability in respect of death or personal injury caused by or arising from that Party's negligence.




11. Term and Termination

     11.1 This Agreement shall be in effect from the date first stated overleaf or the date the first Service Order between the Parties is signed by WorldCom, whichever is earlier, and shall continue unless terminated in accordance with this Clause 11.

     11.2 Either Party may terminate a Service by notice to the other such notice to take effect:

     11.2.1 on the expiry of a thirty (30) day period following delivery of such notice once the relevant Service Term has expired;

     11.2.2 forthwith if, in relation to that Service, the other Party has committed a material breach which is incapable of remedy;

     11.2.3 forthwith if, in relation to that Service, the other Party has committed a material breach which is capable of remedy (other than as set out in Cause 11.5) but which it fails to remedy within fifteen (15) days of having been notified of such breach;


     11.2.4 forthwith if, in relation to that Service, a Force Majeure Event continues for a period exceeding three (3) months.

     11.3 The Customer may terminate a Service upon the occurrence of Faults in relation thereto as provided in Cause 6.3.

     11.4 Either Party may terminate this Agreement by notice to the other Party. Such notice to take effect forthwith:

     11.4.1 in the event of a material breach relating to all Service by the other which is incapable of remedy;

     11.4.2 in the event of a material breach relating to all Services by the other which as capable of remedy ( other than as set out in Clause 11.5) but which it fails to remedy within fifteen (15) days of having been notified of such breach;

     11.4.3 in the event of a Force Majeure Event relating to all Service that continues for a period exceeding three (3) months;

     11.4.4 where no Service have been supplied under this Agreement for a period exceeding three (3) months;

     11.4.5 if the other has a receiver or an administrative receiver appointed over it or over any part of its undertaking or assets or passes a resolution for winding up (other than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction) or a Court of competent jurisdiction makes an order to that effect or if the other Party becomes subject to an administration order or enters into any voluntary arrangement with its creditors or ceases or threatens to cease to curry business.

     11.5 WorldCom may terminate this Agreement on ten(10) days notice to the Customer in event of a failure by the Customer to pay invoices falling due in accordance with Clause 4.4.

     11.6 Upon termination of this Agreement all services shall, without prejudice to the parties accrued rights and obligations with respect thereto, terminate forthwith.

     11.7 Termination of this Agreement shall not relieve the Customer of its obligation to pay any charges incurred hereunder or the continuance in force of Clauses 4, 10, 11, 12, 19, 24 and 25.




12 Customer Obligations

     12.1 The Customer shall grant or shall procure the grant to WorldCom of such rights of access to each Customers Site and shall provide to WorldCom such facilities and information as WorldCom may reasonable require to enable it to perform its obligations under this Agreement.

     12.2 The Customer shall notify WorldCom of any existing technical or other facilities including, but not limited to, water and gas which could be damaged during the installation of the Service Equipment and WorldCom shall have no liability in respect of any damage or loss arising out of the Customer's failure to comply with this Clause 12.2.

     12.3 The Customer shall at its own expense comply with WorldCom's reasonable instructions in relation to the modification of the Customer Equipment to enable the Customer to receive the Service.

     12.4 The Customer shall be liable for any and all damage to the Service Equipment or the Network which is cause by (i) the act or omission of the Customer or the Customer's breach of the terms of this Agreement; or (ii) malfunction or failure of any equipment or facility provided by the Customer or its agents, employees, or suppliers, including but not limited to, the Customer Equipment.

     12.5 The Customer shall identify, monitor, remove, and dispose of any hazardous materials prior to any work being performed by WorldCom at a Customer Site, and the Customer shall indemnify, defend, and hold WorldCom harmless from any liability incurred in the use of or in connection with hazardous materials at a Customer Site.

     12.6 The Customer warrants that it holds such licences under the Act as are required to run and connect the Customer Equipment to the Network and Service Equipment and that (where relevant) it has in force in respect of the Customer Equipment a maintenance contract with a maintainer designated under the Act and shall comply with the Act. WorldCom reserves the right to disconnect any Customer Equipment which is not approved under the Act or is liable to cause death or personal injury or to cause damage to or to impair the Network. WorldCom shall in no event be liable in respect of the Customer's failure to comply with the provisions of this Clause 12.6

     12.7 The Customers shall obtain and hereby grants to WorldCom all licences. Waivers, consents, or registrations necessary to deliver, install, and keep installed at the Customer Site the Service Equipment. WorldCom may in this respect advise the Customer of requirements and the date by which they are required to be fulfilled in a schedule of requirements.

     12.8 The Customer warrants and undertakes:

     12.8.1 that it shall house the Service Equipment in accordance with WorldCom's reasonable instructions as may be given from time to time;

     12.8.2 that it shall not move, modify ,relocate, or in anyway interfere with the Service Equipment or Network;


     12.8.3 that it shall not cause the Service Equipment to be repaired, serviced, or otherwise attended to except by an authorised representative or WorldCom;

     12.8.4 that it shall ensure and keep insured all Service Equipment installed at each Customer Site against all risks;

     12.8.5 that it shall not remove, tamper with, or obliterate any words or labels on the Service Equipment;

     12.8.6 that it shall not create or allow any charges, liens, pledges, or other encumbrances whatsoever to be placed on the Service Equipment. Title to the Service Equipment shall at all times belong and remain with WorldCom Affiliate;

     12.8.7 that it shall use the service Equipment only for the purpose of receiving the Service from WorldCom and in accordance with such reasonable written instructions as WorldCom may from time to time give;

     12.8.8 that it shall permit WorldCom to inspect and/or test the Service Equipment at all reasonable times; 12.8.9 that, upon termination of a Service Order, it shall allow WorldCom access to each Customer Site to remove the Service Equipment. Should any construction or alteration to the Customer Site have occurred to facilitate provision of the service, WorldCom shall not be obliged to restore the Customer Site to the same physical state as prior to Service delivery.

     12.9 The Customer shall advise WorldCom in writing of all health and safety at work rules and regulations, of all dangerous objections and substances, and any reasonable security requirements applicable at the Customer Site, and WordCom shall use all reasonable efforts to observe and ensure that its employees and authorised representatives observe such regulations so advised while at the Customer Site , provided that WorldCom shall not be liable hereunder if as a result of conforming with such regulations WordCom is in breach of its obligations under this Agreement.

     12.10 The customer warrants and undertakes that it shall not use the Service for any illegal or unlawful purpose and shall indemnify WorldCom in respect of any liability incurred as a result of a breach by the customer of this Clause12.10

13. Severability

     If any provision of this Agreement is held by a court or any governmental agency or authority to be invalid, void, or unenforceable, the remainder of this Agreement shall to the extent possible remain legal, valid, and enforceable.

14. Variation

     This Agreement shall be modified only by the written agreement of both parties.

15. Force Majeure

     Not withstanding herein to the contrary, neither Party shall be liable for any delay or delay or failure in performance of any part of this Agreement(other than the payment obligations set out in clause 4) to the extent that such delay or a failure is attributable to a Force Majeure Event. Any such delay or failure is attributable to a Force Majeure Event. Any such delay or failure shall suspend this Agreement until the Force Majeure Event ceases and the Service Team of any Service affected by such Force Majeure Event shall be extended by the length of the suspension.

     16. No Licence No licence with respect to the Service Equipment, express or implied, is granted by WorldCom pursuant to this Agreement.

     17.Counterparts This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute the same instrument.

     18.No Partnership Nothing in this Agreement and no action taken by the Parties pursuant to this agreement shall constitute or be deemed to constitute between the Parties a partnership, association, joint venture, or other co-operative entity.


19. Confidentiality

     19.1 Subject to Clause 19.2, each Party shall:

     19.1.1 only us Confidential Information for the purposes of this Agreement; and

     19.1.2 only disclose Confidential information to a third party with the prior written consent of the other Party; and 19.1.3 ensure that any third party to whom Confidential Information is disclosed executes a confidentiality undertaking in the terms of this Clause 19.

     19.2 The provisions of Clause 19.1 shall not apply to any Confidential Information which:

     19.2.1 is in or comes into the public domain other than by breach of this Clause 19;

     19.2.2 is or has been independently generated by the recipient Party;

     19.2.3 is properly disclosed pursuant to a statutory obligation, the order of a court of competent jurisdiction or that of a competent regulatory body.

20. Assignment

     Neither Party may assign this Agreement without the written consent of the other Party (which consent shall not be unreasonably withheld or unduly delayed), except that WorldCom may assign any and all of its rights and obligations hereunder (I) to any WorldCom Affiliate, (ii) pursuant to any sale or transfer of substantially all the assets of WorldCom, or (iii) pursuant to any financing, merger, or reorganisation of WorldCom.

21. No Waiver

     Failure by either Party to exercise or enforce any right conferred by this Agreement shall not be deemed to be a waiver of any such right nor to operate so as to bar the exercise or enforcement of any such or other right on any later occasion.

22. Notices

     Any notice required or authorised to be delivered by one Party to the other under this Agreement shall be delivered by prepaid registered post or by facsimile transmission (immediately confirmed by post) to the address stated for that Party above and shall be deemed to have been served 48 hours after such posting or such transmission, except that the Customer may give notice to WorldCom by telephone on the number stated above (or as notified to the Customer from time to time) which notice shall be deemed to be given upon the allocation by WorldCom to the Customer of a fault report number.

23.      Entire Agreement

     This Agreement expresses the entire understanding of the Parties in relation to the Service and replaces any and all former agreements, understandings, solicitations, offers, and representations relating to the Services.

23.      Dispute Resolution

     In the event of a dispute between the parties concerning this Agreement each of the parties shall, in the first instance, bring the dispute at the earliest opportunity to the attention of a Director or similar officer of such Party.

24.      Governing Law

     This Agreement shall be governed by English Law and the Parties irrevocably agree to the exclusive jurisdiction of the English courts.

     IN WITNESS WHEREOF, the Parties, intending hereby to be legally bound, by their authorised officers, have executed this Agreement on the date here written.

     Customer:    Swiftnet Ltd                 WorldCom International Limited
     /s/:                                      /s/:
     Name:  A Keinan                           Name:  Tim Barclay
     Title:  MD                                Title: Manager
     Date:  3.6.98                             Date:  20.7.98